SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest

event reported): August 1, 2003

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-2300

None

(Former name or former address, if changed since last report)

Item 5.    Other Events

On August 1, 2003, effective as of June 30, 2003, Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company, (the “Bank”), completed the sale of substantially all of the assets of its subsidiary, Joseph W. Roskos & Co., (“Roskos”), to Private Family Office, Inc., which is owned by Robert M. Fedoris, former president of Roskos. The total purchase price of $2,349,626 paid for the assets consisted of cash and notes of Private Family Office, Inc.

As noted in the Corporation’s July 25, 2003 press release, it is believed that this transaction will have a positive effect on the Corporation’s future earnings and assist the Bank to better focus on its strategic goal of becoming the premier community bank and wealth services organization in the Philadelphia area.

Further information about this transaction will be included in the Corporation’s 10-Q to be filed on or before August 15, 2003.

This report contains certain forward looking statements. Forward looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, estimate or words of similar meaning. Forward looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. The Corporation’s reports filed from time to time with the Securities and Exchange Commission, including the Corporation’s Form 10-K for the year ended December 31, 2002 and its other periodic reports filed thereafter describe some of these factors. Forward looking statements speak only as of the date they are made. The Corporation does not undertake to update forward looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/S/ JOSEPH W. REBL

Joseph W. Rebl, Treasurer and Chief Financial Officer

Date: August 6, 2003